EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K for the year ended November 3, 2001 into the Company's previously filed Registration Statements on Form S-8 (File Numbers 33-20437, 33-61322, 333-60381 and 333-30878, 333-60316) and Form S-3 (File Numbers 333-24527, 333-90745, 333-38246 and 333-38218).

/s/ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

St. Louis, Missouri

January 25, 2002